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                                                                    Exhibit 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated November 1, 2003 (except for Note 10 as to which the date is December 23, 2003), accompanying the financial statements included in the Annual Report of XATA Corporation on Form 10-KSB, for the year ended September 30, 2003, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



                                       /s/ Grant Thornton LLP


Minneapolis, Minnesota
February 20, 2004